EXHIBIT 10.39

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (the “Amendment”) is made and entered into as of March 29, 2017 (the “Amendment Effective Date”) by and between ASTRAZENECA PHARMACEUTICALS LP (“Landlord”) and CERULEAN PHARMA INC. (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Lease dated as of July 9, 2015 (the “Existing Lease”) whereby Tenant leases certain space in the buildings and facilities commonly known as 35 Gatehouse Drive, Waltham, Massachusetts (“Landlord’s Property”), which leased space currently consists of 12,147 square feet of rentable office space located on Level 2 of Building D (the “D2 Space”), 9,092 square feet of rentable laboratory space located on Level 3 of Building C (the “C3 Space”) and 1,753 square feet of rentable space located in the vivarium and vivarium support space on Level 2 of Building C (the “Vivarium Space”, and collectively with the D2 Space and C3 Space, the “Original Premises”), all as more particularly set forth in the Existing Lease.

B.	Landlord and Tenant desire to release the Vivarium Space from the Existing Lease as of the Amendment Effective Date.

C.

The Existing Lease, as amended by this First Amendment of Lease, shall be referred to herein as the “Lease”; and capitalized terms not otherwise defined herein shall have their respective definitions set forth in the Existing Lease.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Premises; Landlord’s Equipment; Surrender of Vivarium Space.

a.Effective as of the Amendment Effective Date: (i) the Vivarium Space shall be released from the Existing Lease, (ii) the D2 Space and C3 Space shall together constitute the “Premises” for all purposes under the Lease and (iii) the “Leasable Square Footage of the Premises” set forth in Section 3C of the Summary of Basic Terms in Existing Lease shall be deemed to be 21,239 square feet.

b.Effective as of the Amendment Effective Date, the term “Landlord’s Equipment” shall include the equipment owned by Landlord and located in the D2 Space and C3 Space only.

c.Tenant hereby acknowledges that, unless Tenant shall be permitted to remain in occupancy of the Vivarium Space under a separate written agreement with Landlord, Tenant shall be deemed in holdover with respect to the Vivarium Space under the Lease if Tenant fails to surrender possession of the Vivarium Space by the Amendment Effective Date, and in such event Landlord shall have all rights and remedies at law, in equity and under the Lease with respect to such holdover in the Vivarium Space.

2.Base Rent; Tenant’s Share Taxes and Operating Costs.

a.Effective as of the Amendment Effective Date, Section 8 of the Summary of Basic Terms shall be modified to provide that the Base Rent for the Premises shall be as set forth in the following chart (pro-rated for partial months):

Period	Rent per rsf	Annual Base Rent	Monthly Base Rent
Amendment Effective Date – February 28, 2018	$26.29	$558,285.00	$46,523.75
March 1, 2018 – February 28, 2019	$28.99	$615,765.00	$51,313.75
March 1, 2019 – February 28, 2020	$31.16	$661,749.00	$55,145.75
March 1, 2020 – February 28, 2021	$33.32	$707,733.00	$58,977.75

b.Effective as of the Amendment Effective Date, “Tenant’s Share” shall be modified to mean 7.14% being the amount (expressed as a percentage) equal to (a) the aggregate Leasable Square Footage of the Premises (i.e. the D2 Space and C3 Space) divided by (b) the Leasable Square Footage of the Building (rounded to the nearest one-hundredth of one percent (0.01%)).

c.Effective as of the Amendment Effective Date, the “Water Service Charge” set forth in Section 6.1(c) of the Existing Lease shall be deemed to be $2,619.48 per month ($1.48/rsf per annum).

3.Parking. Effective as of the Amendment Effective Date, the provisions of the Existing Lease regarding Tenant’s parking rights shall be modified as follows:

a.Section 7 of the Summary of Basic Terms in the Existing Lease shall be replaced with the following:

”7.  Tenant’s Parking Allocation:  Fifty-three (53) unassigned parking spaces (2.5 spaces per 1,000 leasable square feet of the Premises), subject to the provisions of Section 2.3.”

b.The definition of “Specified Number” in Article I of the Existing Lease shall be modified by replacing the number “fifty-eight (58)” with the number “fifty-three (53)”.

4.	Miscellaneous.

a.Effective as of the date hereof, Section 2.9 of the Existing Lease shall be deleted and of no further force or effect.

b.This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Existing Lease, unless specifically set forth in this Amendment.

c.Except as is expressly modified or amended herein, the provisions, conditions and terms of the Existing Lease shall remain unchanged and in full force and effect.

d.In the case of any inconsistency between the provisions of the Existing Lease and this Amendment, the provisions of this Amendment shall govern and control.

e.Landlord has delivered a copy of this Amendment to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option.  Landlord and Tenant shall not be bound by this Amendment until Landlord and Tenant have executed and delivered the same to the other party.

f.This Amendment is executed as a sealed instrument and in multiple counterparts, all copies of which are identical, and any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of any other copy.

g.Tenant and Landlord hereby represent to each other that Landlord and Tenant have dealt with no broker in connection with this Amendment.  Tenant and Landlord agree to indemnify and hold each other, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any other brokers claiming to have represented Tenant and Landlord in connection with this Amendment.

h.Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment of Lease as of the Amendment Effective Date as a document under seal.

LANDLORD:

ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership By:_/s/ Kumar Srinivasan___________ Name:_Kumar Srinivasan______________ Title:_Vice President_________________

TENANT:
CERULEAN PHARMA INC., a Delaware corporation By:_/s/ Christopher D. T. Guiffre_____ Name:_Christopher D. T. Guiffre________ Title:_President & Chief Executive Officer_

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